Exhibit 10-a

TRANSFER OF COMPANY AGREEMENT

AGREEMENT made as of June 30, 2011 between Smooth Global (China) Holdings, Inc., a Nevada corporation (“SMGH”) and the individuals identified as “Shareholders” on the signature page of this agreement.

WHEREAS, in September 2010 the Shareholders received a total of 20 million shares of common stock of SMGH in exchange for the registered equity of Beijing Yupeng Hengli Technology, Ltd. (“BJHL”).

WHEREAS, SMGH now wishes to transfer BJHL to the Shareholders and the Shareholders agree to accept the registered equity of BJHL in exchange for 20 million shares of common stock of SMGH.

NOW, THEREFORE, it is agreed:

1.	Transfer of BJHL. SMGH hereby transfers to the Shareholders, to be allocated among them as they may agree, the registered equity of BJHL.

2.
Surrender of Interest in Shares.  The Shareholders hereby surrender all right, title, interest and claim to the 20 million shares of common stock of SMGH issued to them in September 2010 in exchange for BJHL.

3.
Warranties.  Each party warrants and represents to the other that the assets being transferred hereunder are free of liens, and that the transfer hereunder will transfer full right, title and interest in said assets.  Except as set forth in the foregoing sentence, there are no warranties made by any party in connection with this agreement.  In particular, the Shareholders are accepting BJHL as is, without warranty, due to their personal involvement in the operations of BJHL and knowledge of its business and financial condition.

IN WITNESS WHEREOF,  the parties have made this agreement as of the date set forth on its first line.

SMOOTH GLOBAL (CHINA) HOLDINGS, INC.

By:  /s/ Liang Hui
        Liang Hui, Chief Financial Officer

SHAREHOLDERS:

/s/ Xu Xiaojing	/s/ Liang Hui
Xu Xiaojing	Liang Hui

/s/ Gao Ya	/s/ Ding Yumei
Gao Ya	Ding Yumei

/s/ Luo Shujun	/s/ Wang Xiaoping
Luo Shujun	Wang Xiaoping

/s/ Nie Hongsheng	/s/ Ji Jie
Nie Hongsheng	Ji Jie

/s/ Yu Fenghua	/s/ Lü Xiaojuan
Yu Fenghua	Lü Xiaojuan

/s/ Nie Jianjun	/s/ Ni Nannan
Nie Jianjun	Ni Nannan